Exhibit 99.4

EXECUTION COPY

VOTING AGREEMENT

This Agreement is hereby this 17th day of May 2024 by and between A. Lorne Weil (“Weil”) and Hydralex Holdings LLC (the “LLC”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed thereto in Restricted Stock Unit and Performance Stock Units Transfer Agreement by and between the Company and LLC dated May 17, 2024 (the “Transfer Agreement”). As a condition for transferring equity awards granted by Inspired Entertainment, Inc. (“Inspired”) under the Transfer Agreement, the LLC hereby agrees with Weil, as follows:

1. Mirror Voting

(a) At each annual or special meeting of the stockholders of Inspired at which a vote will be taken after the date of this Agreement, the LLC will timely vote such number of shares of Inspired’s common stock that are held by LLC (collectively, the “Covered Shares”) as it may hold on the record date with respect to such meeting, or authorize a proxy or proxies to timely vote such shares, on each matter submitted to a vote of the stockholders at such meeting, in proportion to the votes of all of the other stockholders of Inspired represented in person or by proxy at such meeting with respect to such matter (i.e., mirror voting). In determining the vote of such other stockholders, abstentions or “broker non-votes” with respect to any matter shall not be deemed to have been voted with respect to such matter.

(b) The LLC hereby agrees to provide to the transfer agent and registrar of the common stock of Inspired (the “Transfer Agent’) with such information, authorizations and directions as the Transfer Agent may reasonably request in order to effectuate the purposes of clause (a) above.

(c) Nothing herein shall be deemed to bind a purchaser of the Covered Shares from the LLC following the transfer of such shares by the LLC in a bona fide sale transaction with a third party. The provisions of this Agreement shall continue to apply to the Covered Shares at all times, except as provided in the foregoing sentence of this paragraph 1(c) and in paragraph 2(n) hereof.

2. Other Agreements.

(a) Further Assurances. Weil and the LLC agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(b) Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail or overnight courier service, (ii) by facsimile and (iii) by electronic mail, in each case to the address, facsimile number or email address as each party shall have provided to the other in connection with this Agreement. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

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(c) Entire Agreement. This Agreement embodies the entire agreement and understanding between the LLC and Weil with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

(d) Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

(e) Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by both parties hereto. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

(f) Assignment. The rights and obligations under this Agreement may not be assigned by either of the parties hereto without the prior written consent of the other party; provided that the obligations of the LLC hereunder shall be binding upon any successor of the LLC.

(g) Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

(h) Governing Law; Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Delaware applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof. The parties consent to exclusive jurisdiction and venue in the federal and state courts sitting in the State of Delaware, and waive any objection to such venue, including any objection based upon forum non conveniens or other grounds.

(i) Injunctive Relief. The LLC acknowledges and agrees that, in the event of a breach or threatened breach of this Agreement, Weil will suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement.

(j) Severability. If any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. If such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

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(k) No Waiver of Rights, Powers and Remedies. No failure or delay by either party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party.

(l) Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

(m) Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. If signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(n) Term. The obligations of the LLC hereunder shall terminate on the earlier of (i) the dissolution and liquidation of the LLC in accordance with its terms, (ii) the sale or disposition of all of the Covered Shares to third parties in bona fide sale transactions with a third party or distributions to members of the LLC, and (iii) the death of A. Lorne Weil.

(o) Disclosure. The parties hereto hereby acknowledge that (i) the terms of this Agreement will be publicly disclosed by Inspired, and (ii) this Agreement will be filed with the Securities and Exchange Commission as an exhibit to a Form 8-K of Inspired.

Remainder of this Page is Left Blank

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Hydralex Holdings LLC

/s/ Carly Weil
By:	Carly Weil, Manager

/s/ A. Lorne Weil
A. Lorne Weil

Voting Agreement accepted by Inspired Entertainment, Inc.

By:	/s/ Carys Damon
Carys Damon
Title:	General Counsel

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